EXHIBIT 10.29



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                             SECURED PROMISSORY NOTE

REPAYMENT AMOUNT
$105,212                                                            May 22, 2002
                                                         Foster City, California

FOR VALUE RECEIVED, SURGICAL LASER TECHNOLOGIES, INC. a Delaware corporation ("BORROWER"), hereby unconditionally promises to pay to the order of RELIANT TECHNOLOGIES, INC., a Delaware corporation ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Five Thousand Two Hundred Twelve Dollars ($105,212), subject to adjustment as set forth in Section 1 below (the "LOAN") together with accrued and unpaid interest thereon, each due and payable in the manner set forth below.

This Promissory Note is executed and delivered in connection with that certain Security Agreement dated as of even date herewith and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified or supplemented or restated, the "SECURITY AGREEMENT"). Additional rights of Lender are set forth in the Security Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement.

1. PRINCIPAL AND INTEREST REPAYMENT. The outstanding principal amount and all accrued interest of the Loan shall be subject to scheduled amortized repayments on the dates and in the amounts listed below; provided, however, that the original principal balance hereof and such repayment schedule is subject to adjustment: (i) based upon a final count of the actual quantity of tangible assets transferred and sold to Borrower pursuant to Section 2.3 of that certain License and Development Agreement dated as of even date herewith between Lender and Borrower (the "LICENSE AND DEVELOPMENT AGREEMENT), with any such adjustment to be calculated based on the mean of the "Item Value" set forth on Exhibit B hereto for the actual quantity so transferred and sold; or (ii) based upon payment of proceeds from the resale of such tangible assets pursuant to Section
3.1 of the License and Development Agreement. Any such adjusted repayment schedule shall be set forth in a writing executed by both parties and attached hereto as Schedule 1.

     REPAYMENT DATE                               REPAYMENT AMOUNT
     ----------------------------------------     -------------------------
     July 1, 2002                                 $9,173.36
     August 1, 2002                               $9,173.36
     September 1, 2002                            $9,173.36
     October 1, 2002                              $9,173.36
     November 1, 2002                             $9,173.36
     December 1, 2002                             $9,173.36
     January 1, 2003                              $9,173.36
     February 1, 2003                             $9,173.36
     March 1, 2003                                $9,173.36
     April 1, 2003                                $9,173.36
     May 1, 2003                                  $9,173.36
     June 1, 2003                                 $9,173.36


2. INTEREST RATE. Borrower promises to pay interest on the outstanding principal amount hereof, which interest shall be payable at the rate of ten percent (10%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable in accordance with the foregoing amortization schedule and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

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     Upon the occurrence and during the continuance of an Event of Default pursuant to Section 6.4 below, all amounts owing hereunder shall bear interest at eighteen percent (18%) and the schedule of payments shall be reamortized accordingly.

3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, 1185 Chase Drive, Foster City, CA 94404, unless another place of payment shall be specified in writing by Lender.

4. APPLICATION OF PAYMENTS; PREPAYMENT. Payment on this Note shall be applied first to accrued interest and then to outstanding principal as set forth in the payment schedule in Section 1. Borrower may prepay the principal balance of this Note at any time without penalty or premium.

5. SECURED NOTE. The full amount of this Note is secured by the Collateral identified and described as security therefor in the Security Agreement executed by and delivered by Borrower to Lender.

6. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

     6.1 Borrower fails to pay timely any of the principal amount due under this Note or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within ten (10) business days thereafter;

     6.2 Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

     6.3 An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

     6.4 An "Event of Default" under the Security Agreement or a breach of the License and Development Agreement.

     Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (B) or (C) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.

7. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

     The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

8. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

9. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

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SURGICAL LASER TECHNOLOGIES, INC.


By:   /s/ Michael R. Stewart
      ----------------------


Printed Name:   Michael R. Stewart
                ------------------


Title:   President and CEO
         -----------------


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